UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2011
SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34675	71-0987913

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-99.1
EX-99.2

Item 1.01 Entry into a Material Definitive Agreement.
     On July 21, 2011, SS&C Technologies Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”) and Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. (the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders agreed to sell an aggregate of 7,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to the Underwriter at a price per share of $19.00.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01 Other Events.
     On July 21, 2011, the Company issued a press release announcing the secondary offering of Common Stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     On July 22, 2011, the Company issued a press release announcing the pricing of the secondary offering of Common Stock by the Selling Stockholders. A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: July 25, 2011	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 21, 2011, by and among SS&C Technologies Holdings, Inc., Barclays Capital Inc., Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P.

99.1	Press Release, dated July 21, 2011

99.2	Press Release, dated July 22, 2011